Exhibit 5.2

535 MISSION STREET, 25TH FLOOR  |  SAN FRANCISCO  |  CA  |  94105-2997

WWW.SHEARMAN.COM  |  T +1.415.616.1100  |  F +1.415.616.1199

November 2, 2016

The Board of Directors

Theravance Biopharma, Inc.

PO Box 309
Ugland House, South Church Street
George Town, Grand Cayman, Cayman Islands KY1-1104

Theravance Biopharma, Inc.

Registration Statement on Form S-3ASR (File No. 333-214257)

$230,000,000 3.25% Convertible Senior Notes due 2023

Ladies and Gentlemen:

We have acted as special counsel to Theravance Biopharma, Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”) in connection with the issuance and sale by the Company of $230,000,000 aggregate principal amount of the Company’s 3.25% Convertible Senior Notes due 2023 (the “Notes”) pursuant to the Underwriting Agreement, dated October 27, 2016 (the “Underwriting Agreement”), among the Company, Leerink Partners LLC, Piper Jaffray & Co. and Evercore Group L.L.C., as representatives of the several underwriters named in Schedule A to the Underwriting Agreement. The Notes are to be issued pursuant to a base indenture (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) dated as of the date hereof, as supplemented by a first supplemental indenture (the “Supplemental Indenture”) dated as of the date hereof (the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”).

ABU DHABI  |  BEIJING  |  BRUSSELS  |  DUBAI  |  FRANKFURT  |  HONG KONG  |  LONDON  |  MENLO PARK  |  MILAN  |  NEW YORK
PARIS  |  ROME  |  SAN FRANCISCO  |  SÃO PAULO  |  SAUDI ARABIA*  |  SHANGHAI  |  SINGAPORE  |  TOKYO  |  TORONTO  |  WASHINGTON, DC

SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

*DR. SULTAN ALMASOUD & PARTNERS IN ASSOCIATION WITH SHEARMAN & STERLING LLP

In that connection, we have reviewed originals or copies of the following documents:

(a)                                 The Underwriting Agreement;

(b)                                 The Indenture;

(c)                                  The Notes in global form as executed by the Company; and

(d)                                 Originals or copies of such corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

The documents described in the foregoing clauses (a) through (b) are collectively referred to herein as the “Opinion Documents.”

In our review of the Opinion Documents and other documents, and otherwise for the purposes of this opinion, we have assumed:

(a)                                 The genuineness of all signatures.

(b)                                 The authenticity of the originals of the documents submitted to us.

(c)                                  The conformity to authentic originals of any documents submitted to us as copies.

(d)                                 As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company.

(e)                                  That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)                                   That:

(i)                                     The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)                                  The Company has corporate power and authority to execute, deliver and perform, and has, or will have, duly authorized, executed and delivered, the Opinion Documents to which it is a party.

(iii)                               The execution, delivery and performance by the Company of the Opinion Documents do not or will not:

(A) except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(B) result in any conflict with or breach of any agreement or document binding on it of which any addressee hereof has knowledge, has received notice or has reason to know.

(iv)                              Except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company of the Opinion Documents or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the laws of the State of New York (including the rules and regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to the Opinion Documents or any of its affiliates.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that when the Notes have been duly authorized and executed by the Company, authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Underwriting Agreement, the Notes will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

Our opinion expressed above is subject to the following qualifications:

(a)                                 Our opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)                                 Our opinion is also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)                                  Our opinion is limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law. We have not been asked to opine on the laws of the Cayman Islands and have not made any independent investigation of the laws of those jurisdictions.

This opinion letter is rendered to you in connection with the transactions contemplated by the Opinion Documents. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed therein.

We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3ASR (File No. 333-214257) filed by the Company to effect the registration of the Notes under the Securities Act of 1933, as amended (the “Securities Act”)  and to the use of our name under the heading “Legal Matters” in the prospectus and prospectus supplement constituting a part or deemed a part of such Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

JDW/NFM/YH
ADS